UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2019

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2019, Zynerba Pharmaceuticals, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., Canaccord Genuity LLC, H.C. Wainwright & Co., LLC and Ladenburg Thalmann & Co. Inc., as sales agents (the “Agents”), pursuant to which the Company may, from time to time, issue and sell shares of its common stock, par value $0.001 per share, in an aggregate offering price of up to $75.0 million (the “Shares”).

Under the terms of the Agreement, the Agents may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, as amended.

The offer and sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-233038), the base prospectus contained therein, dated August 13, 2019, and a prospectus supplement related to the offering of the Shares, dated August 30, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement may be terminated by the Agents or the Company at any time upon ten days’ prior written notice to the Company or the Agents, respectively. The Company will pay the Agents a commission rate of up to 3.0% of the gross sales price per share of any Shares sold through the Agents as sales agents under the Agreement. The Company has also provided the Agents with customary indemnification and contribution rights. The Company has agreed to reimburse the Agents for legal fees and disbursements, not to exceed $50,000 in the aggregate.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of Pepper Hamilton LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2019, the Company entered into amendments (the “Amendments”) to the employment agreements with each of (i) Armando Anido, its Chief Executive Officer, (ii) Terri Sebree, its President, and (iii) James Fickenscher, its Chief Financial Officer, Vice President, Corporate Development (together, the “Executives”) to, among other things, change from “single-trigger” to “double-trigger” change of control severance benefits.

Under each Executive’s existing employment agreement with the Company, the Executive was entitled to certain “single-trigger” severance benefits, which include base salary continuation and medical and dental insurance continuation (“Severance Benefits”) in connection with a Change of Control (as defined in each respective employment agreement) of the Company, pursuant to which the Executive is entitled to such Severance Benefits in the event of his or her (i) resignation within thirty days of a Change of Control (as defined in each respective employment agreement) or (ii) termination without Cause or resignation for Good Reason within the ninety day period preceding a Change of Control or on or within twelve months following a Change of Control.

As amended by the Amendments, each employment agreement now provides for “double-trigger” Severance Benefits in connection with a Change of Control, pursuant to which such Executive is entitled to such Severance Benefits in the event of his or her termination without Cause or resignation for Good Reason within the ninety day period preceding a Change of Control or on or within twelve months following a Change of Control. The definition of “Good Reason” in each employment agreement is amended to remove the consummation of a Change of Control of the Company as constituting good reason with respect to any termination of employment by the employee. “Good Reason,” as amended, includes: (i) a material reduction in the employee’s duties and responsibilities, which includes assignment to the employee of any duties or responsibilities that are materially inconsistent with or adverse to the employee’s then current duties, responsibilities, positions and/or titles with the employer; (ii) a material reduction of the employee’s then-current base salary or target bonus opportunity; (iii) the requirement that the employee regularly report to work at a location that is more than fifty miles from the location of the employee’s employment as of the effective date of the employment agreement; (iv) a material breach of the employment agreement; and (v) the failure of an assignee or successor entity to agree to be bound by the terms of the employment agreement.

The Amendments also extend the Severance Benefits payable to each Executive for a period of six additional months in the event of his or her termination without Cause or resignation for Good Reason within the ninety day period preceding a Change of Control or on or within twelve months following a Change of Control, and, accordingly, pursuant to the Amendments, Messrs. Anido and Fickenscher and Miss Sebree would be entitled to twenty-four (24) months, eighteen (18) months and eighteen (18) months, respectively, of the Severance Benefits.

All other material terms and conditions of each Executive’s respective existing employment agreement will continue in full force and effect.

The foregoing description of the Amendments to Messrs. Anido and Fickenscher and Miss Sebree’s employment agreements is qualified in its entirety by the full text of the Amendments, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

The following exhibit is being filed herewith:

(d) Exhibits

Exhibit No.	Document

5.1	Opinion of Pepper Hamilton LLP

10.1

Controlled Equity OfferingSM Sales Agreement, dated August 30, 2019, by and among Zynerba Pharmaceuticals, Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, H.C. Wainwright & Co. LLC and Ladenburg Thalmann & Co. Inc.

10.2	Amendment to Employment Agreement, dated August 30, 2019, by and between Zynerba Pharmaceuticals, Inc. and Armando Anido

10.3	Amendment to Employment Agreement, dated August 30, 2019, by and between Zynerba Pharmaceuticals, Inc. and James E. Fickenscher

10.4	Amendment to Employment Agreement, dated August 30, 2019, by and between Zynerba Pharmaceuticals, Inc. and Terri B. Sebree

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2019

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel